                                                                    EXHIBIT 32.1

                                  CERTIFICATION
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 10-K of St. Mary Land
& Exploration Company (the "Company") for the fiscal year ended December 31,
2004 as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), Mark A. Hellerstein, as Chief Executive Officer of the Company,
and David W. Honeyfield, as Vice President - Finance of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

         (1) The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

/S/ MARK A. HELLERSTEIN
-----------------------
Mark A. Hellerstein
Chief Executive Officer
February 24, 2005

/S/ DAVID W. HONEYFIELD
-----------------------
David W. Honeyfield
Vice President - Finance
(principal financial officer)
February 24, 2005